       COVER

                                  Exhibit 99(c)

                        SKYWAY RETIREMENT SAVINGS PLAN


                     Financial Statements for the Years Ended
                     December 31, 1995 and 1994, Supplemental
                   Schedules for the Year Ended December 31, 1995
                         and Independent Auditors' Report

       INDEX

SKYWAY RETIREMENT SAVINGS PLAN

TABLE OF CONTENTS
- ------------------------------------------------------------------------------

                                                                      Page
                                                                      ----

Independent Auditors' Report                                           1

Financial Statements for the Years Ended December 31, 1995 and 1994:

 Statements of Net Assets Available for Benefits                       2

 Statements of Changes in Net Assets Available for Benefits            3

 Notes to Financial Statements                                        4-7


Supplemental Schedules for the Year Ended December 31, 1995:

 Item 27a - Assets Held for Investment Purposes                        8

 Item 27d - Reportable Plan Transactions                               9

INDEPENDENT AUDITORS' REPORT

The Administrative Committee of the
 Skyway Retirement Savings Plan:

We have audited the accompanying statements of net assets available for benefits of the Skyway Retirement Savings Plan (the Plan) as of December 31, 1995 and 1994, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1995 and 1994, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment as of December 31, 1995 and reportable Plan transactions for the year ended December 31, 1995 are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These schedules are the responsibility of the Plan's management. Such supplemental schedules have been subjected to the auditing procedures applied in our audit of the basic 1995 financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
San Jose, California

April 18, 1996

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

SKYWAY RETIREMENT SAVINGS PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 1995 AND 1994
- ------------------------------------------------------------------------------

                                                       1995             1994
                                                       ----             ----
ASSETS

INVESTMENTS (Note 3)                                $6,085,825       $4,391,113


CONTRIBUTIONS RECEIVABLE                                67,451           48,183
                                                    ----------       ----------

NET ASSETS AVAILABLE FOR BENEFITS                   $6,153,276       $4,439,296
                                                    ==========       ==========

See notes to financial statements.



SKYWAY RETIREMENT SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEARS ENDED DECEMBER 31, 1995 AND 1994
- ------------------------------------------------------------------------------

                                                       1995             1994
                                                       ----             ----
CONTRIBUTIONS:
 Employee                                          $1,335,213       $1,040,971
 Employer matching                                    333,572          257,362
 Less forfeited employer matching funds               (28,193)         (16,028)
                                                   ----------        ----------

   Total contributions                              1,640,592        1,282,305
                                                   ----------        ----------
INVESTMENT INCOME (LOSS):
 Interest and dividends                               255,458          183,940
 Net appreciation (depreciation) in fair value
   of investments                                     846,716         (234,227)
                                                   ----------       ----------

   Total investment income (loss)                   1,102,174          (50,287)
                                                   ----------       ----------

BENEFIT PAYMENTS                                   (1,028,786)        (181,407)
                                                   ----------       ----------

NET INCREASE IN NET ASSETS AVAILABLE FOR
 BENEFITS                                           1,713,980        1,050,611

NET ASSETS AVAILABLE FOR BENEFIT:
 Beginning of year                                  4,439,296        3,388,685
                                                   ----------       ----------

 End of year                                       $6,153,276       $4,439,296
                                                   ==========       ==========

See notes to financial statements.


SKYWAY RETIREMENT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1995 AND 1994
- ------------------------------------------------------------------------------

1. DESCRIPTION OF THE PLAN

   The following description of the Skyway Retirement Savings Plan (the Plan) provides only general information. Participants should refer to the Plan agreement and amendments for a more complete description of the Plan's provisions.

   General - The Plan, established January 1983 by Skyway Freight Systems, Inc. (the Company), is a defined contribution plan covering all full-time employees who have completed one year and 1,000 hours of service. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). Vanguard Fiduciary Trust Company (Vanguard) serves as trustee of the Plan.

   Contributions - Participants may elect to make tax deferred contributions of up to 10% of their compensation (subject to certain Internal Revenue Code limitations). Rollover contributions from a participant's former qualified plan or individual retirement account are also allowed.

   Employer contributions are determined at the discretion of the Company's Board of Directors and may consist of the following:

      Matching - For the years ended December 31, 1995 and 1994, the Company contributed an amount equal to 25% of participant's contributions. Forfeited matching contributions revert to the Company and may be used in the following year as a portion of the matching contribution.

      Profit-Sharing - No profit-sharing contributions were made for the years ended December 31, 1995 and 1994. Forfeited contribution amounts are added to the profit-sharing contribution to be allocated to the participants. The profit-sharing component of the Plan was eliminated effective January 1, 1995.

   Participant Accounts - Each participant's account is credited with the participant's contributions and an allocation of (a) the Company's contributions, (b) Plan earnings, and (c) forfeitures of profit-sharing contributions of terminated participant's nonvested amounts. Allocations are based on participants' contributions, compensation or account balances, as defined in the Plan.

   Vesting - Participants are immediately vested as to participant contributions and earnings thereon. Vesting in the remainder of their accounts is based on years of continuous employment. Participants are fully vested after seven years of employment, attainment of age 65, or if employment is terminated by disability or death, regardless of years of service. Upon employee termination, all nonvested amounts will be forfeited.

   Investment Options - Participants may direct the investment of their accounts in any of the following six investments options:


      Vanguard Windsor II - Funds are invested with a growth and income objective in common stocks.

      Vanguard Investment Contract Trust - Funds are invested in contracts issued by insurance companies and banks, and in similar types of fixed income investments.

      Vanguard Index Trust 500 Portfolio - Funds are invested in all of the stocks included the Standard & Poor's 500 Index.

      Vanguard International Growth Portfolio - Funds are invested in potential growth companies based outside of the United States.

      Union Pacific Company Stock Fund - Funds are invested in common stock of Union Pacific Corporation.

      Vanguard Total Bond Market Fund - Funds are invested in corporate bonds.

   Investment decisions may be changed on a daily basis.

   Payment of Benefits - On termination of employment or attainment of age 65, whichever is later, a participant may elect to receive the benefit in one of the following forms: (1) a lump-sum amount equal to the value of the vested portion of the participant's account; (2) installments, payable at least annually over a period of years determined by the Plan's Administrative Committee; (3) a nontransferable annuity contract providing for a monthly guaranteed income for a specified number of years; or (4) a combination of the above.

2. SIGNIFICANT ACCOUNTING POLICIES

   Basis of Accounting - The financial statements of the Plan are prepared under the accrual method of accounting.

   Payment of Benefits - Benefits are recorded when paid.

   Investments are stated at fair value as determined by quoted market prices except for the Vanguard Investment Contract Trust, which is stated at contract value, and participant loans, which are stated at face value.

   Administrative expenses of the Plan are paid by the Company.

   Income Taxes - A favorable determination letter has been received from the Internal Revenue Service as to the qualified status of the Plan as amended through December 15, 1994. Therefore, management believes the Plan was qualified and tax-exempt as of and for the years ended December 31, 1995 and 1994. Accordingly, no provision for Federal or state income taxes has been made.


3. INVESTMENTS

   Investments at December 31, 1995 and 1994 consist of:

                                                        1995             1994
                                                        ----             ----

   Vanguard Windsor II - at fair value              $1,339,429       $  879,796
   Vanguard Investment Contract Trust
     - at contract value                             1,228,841        1,112,487
   Vanguard Index Trust 500 Portfolio
     - at fair value                                   985,897          518,726
   Vanguard International Growth Portfolio
     - at fair value                                   864,414          825,273
   Union Pacific Company Stock Fund
     - at fair value                                   828,031          515,561
   Vanguard Total Bond Market Fund
     - at fair value                                   570,476          368,568
   Participant loans                                   268,737          170,702
                                                    ----------       ----------
                                                    $6,085,825       $4,391,113
                                                    ==========       ==========

4. PARTICIPANT LOANS

   The Plan permits participants to borrow against the lesser of 50% of the vested portion of their account balance, or 100% of their before-tax contribution amount, to a maximum of $50,000. The loans bear interest at prime rate plus 1% and are payable over a maximum five-year period. Loan repayment generally is made through payroll deductions.

5. PLAN TERMINATION

   Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants become fully vested.

6. ASSETS OF TERMINATED EMPLOYEES

   At December 31, 1995 and 1994, approximately $265,000 and $143,000, respectively, of Plan assets were payable to terminated employees who have withdrawn from participation in the Plan.


7. FUND INFORMATION

   Contributions, benefit payments and investment income by fund for the years ended December 31, 1995 and 1994 are as follows:

                                                       1995             1994
                                                       ----             ----
     Contributions:
       Employee contributions:
         Vanguard Windsor II                        $  277,426       $  198,399
         Vanguard Investment Contract Trust            209,279          237,421
         Vanguard Index Trust 500 Portfolio            249,402          151,285
         Vanguard International Growth Portfolio       258,342          171,576
         Union Pacific Company Stock Fund              212,921          168,913
         Vanguard Total Bond Market Fund               127,843          113,377
                                                    ----------       ----------

                                                    $1,335,213       $1,040,971
                                                    ==========       ==========

     Employer matching contributions:
         Vanguard Windsor II                        $   67,346       $  49,191
         Vanguard Investment Contract Trust             35,073          44,269
         Vanguard Index Trust 500 Portfolio             60,600          37,149
         Vanguard International Growth Portfolio        61,075          42,635
         Union Pacific Company Stock Fund               50,568          40,418
         Vanguard Total Bond Market Fund                30,717          27,672
                                                    ----------       ---------

                                                    $  305,379       $ 241,334
                                                    ==========       =========

     Benefit payments:
         Vanguard Windsor II                        $  250,171       $  23,122
         Vanguard Investment Contract Trust            160,078          47,710
         Vanguard Index Trust 500 Portfolio             98,296          19,130
         Vanguard International Growth Portfolio       304,165          43,730
         Union Pacific Company Stock Fund              159,252          25,551
         Vanguard Total Bond Market Fund                25,536          20,329
         Participant loans                              31,288           1,835
                                                    ----------       ---------

                                                   $1,028,786        $ 181,407
                                                    ==========       =========

     Investment income (loss):
         Vanguard Windsor II                        $  346,362       $   1,132
         Vanguard Investment Contract Trust             70,647          48,652
         Vanguard Index Trust 500 Portfolio            226,727           6,792
         Vanguard International Growth Portfolio       109,739           1,242
         Union Pacific Company Stock Fund              256,554        (116,225)
         Vanguard Total Bond Market Fund                76,986          (1,217)
         Participant loans                              15,159           9,337
                                                    ----------       ---------

                                                   $1,102,174       $ (50,287)
                                                    ==========       =========


SKYWAY RETIREMENT SAVINGS PLAN

ITEM 27a - SUPPLEMENTAL SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
DECEMBER 31, 1995
- -------------------------------------------------------------------------------
                                            Number                     Market
                                           of Units        Cost        Value
                                           --------        ----        ------
Vanguard Windsor II (1)                       64,832  $1,157,086    $1,339,429
Vanguard Investment Contract Trust (1)     1,228,841   1,228,841     1,228,841
Vanguard Index Trust 500 Portfolio (1)        17,116     805,227       985,897
Vanguard International Growth Portfolio (1)   57,551     799,693       864,414
Union Pacific Company Stock Fund (1)          76,387     723,357       828,031
Vanguard Total Bond Market Fund (1)           56,260     544,413       570,476
Participant loans (2)                           --       268,737       268,737
                                                      ----------    ----------

                                                      $5,527,354    $6,085,825
                                                      ==========    ==========
(1)  Represents a party-in-interest.

(2) Consists of 99 individual loans with interest at prime plus 1% and terms ranging from one to five years.


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

SKYWAY RETIREMENT SAVINGS PLAN

ITEM 27d - SUPPLEMENTAL SCHEDULE OF REPORTABLE PLAN TRANSACTIONS*
YEAR ENDED DECEMBER 31, 1995
- ------------------------------------------------------------------------------

                                              Cost      Proceeds      Gain
                                              ----      --------      ----
Description of Investment

SERIES OF TRANSACTIONS

ACQUISITIONS:
 Vanguard Windsor II (62 transactions)    $624,901
 Vanguard Investment Contract Trust        545,641
   (100 transactions)
 Vanguard Index 500 Portfolio              403,422
   (52 transactions)
 Vanguard International Growth Portfolio   373,485
   (42 transactions)
 Union Pacific Company stock               324,945
   (47 transactions)
 Vanguard Total Bond Market Fund           218,085
   (72 transactions)

DISPOSITIONS:
 Vanguard Investment Contract Trust       $429,288      $429,288      $    --
   (77 transactions)
 Vanguard International Growth Portfolio   407,068       421,242       14,174
   (72 transactions)
 Vanguard Windsor II (72 transactions)     384,956       437,424       52,468
 Union Pacific Company stock               203,716       248,347       44,631
   (78 transactions)
 Vanguard Index 500 Portfolio              124,106       142,353       18,247
   (58 transactions)
 Vanguard Total Bond Market Fund            59,060        61,866        2,806
   (63 transactions)

* Reportable Plan transactions are defined as transactions that exceed 5% of the fair market value of Plan assets at the beginning of the year. All reportable transactions are with parties-in-interest.
